[GRAPHIC OMITTED][GRAPHIC OMITTED]

      For Further Information:
      Charles W. Federico                        Thomas Hein
      Group President & CEO                      CFO
      Orthofix International N.V.                Orthofix International N.V.
      704.948.2600                               704.948.2600

                     Orthofix Reports Third Quarter Sales of
                        $51.3 Million; An Increase of 15%

HUNTERSVILLE, N.C., October 28, 2003 - Orthofix International N.V. (NASDAQ:OFIX) today announced results for the third quarter ended September 30, 2003.

For the three months ended September 30, 2003, sales were $51.3 million, an increase of 15% over the $44.5 million reported during the same period in 2002. The impact of foreign currency on sales for the quarter was a positive $1.1 million. Net income for the third quarter ended September 30, 2003, was $5.4 million, or $0.37 per diluted share, compared with $6.0 million, or $0.41 per diluted share, for the same period in 2002. Net income for the third quarter ended September 30, 2003, included $0.9 million in litigation costs related to the KCI patent infringement case and $1.1 million in after-tax settlement costs associated with the Office of Inspector General investigation. Excluding these litigation and settlement costs, net income for the third quarter ended September 30, 2003 would have been $7.4 million, or $0.50 per diluted share, an increase of 23% over the same period in 2002. Diluted weighted average shares outstanding were 14,882,747 and 14,717,983 during the three months ended September 30, 2003, and September 30, 2002, respectively.

For the nine months ended September 30, 2003, sales were $151.0 million, an increase of 15% over the $131.7 million reported during the same period in 2002. The impact of foreign currency on sales for the nine month period was a positive $5.3 million. Net income for the nine months ended September 30, 2003, was $17.9 million, or $1.22 per diluted share, compared with $19.3 million, or $1.30 per diluted share, for the same period in 2002. Net income for the nine months ended September 30, 2003, included $2.9 million in litigation costs related to the KCI patent infringement case and $1.1 million in after-tax settlement costs associated with the Office of Inspector General investigation. Excluding these litigation and settlement costs, net income for the nine months ended September 30, 2003, would have been $21.9 million, or $1.49 per diluted share, an increase of 13% over the same period in 2002. Diluted weighted average shares outstanding were 14,720,139 and 14,915,615 for the nine months ended September 30, 2003, and September 30, 2002, respectively.

Net sales by geographic destination for the periods ended September 30, (In millions)



                                   Three Months Ended September 30           Nine Months Ended September 30,
                                -------------------------------------   ---------------------------------------
                                   2003        2002      % Increase         2003         2002      % Increase
                                ----------  ----------  -------------   ------------  ----------  -------------

Americas                         $ 35.7       $ 31.2         14%           $ 101.4      $ 91.6        11%


International                      15.6         13.3         17%              49.6        40.1        24%
                                ----------  ----------  -------------   ------------  ----------  -------------

Total                            $ 51.3       $ 44.5         15%           $ 151.0     $ 131.7        15%
                                ==========  ==========  =============   ============  ==========  =============





Net sales by product group for the periods ended September 30, (In millions)



                                   Three Months Ended September 30           Nine Months Ended September 30,
                                -------------------------------------   ---------------------------------------
                                   2003        2002      % Increase         2003         2002      % Increase
                                ----------  ----------  -------------   ------------  ----------  -------------

Orthopedic
   Devices                       $ 14.9       $ 13.3         12%          $  46.4       $ 40.6        14%
   Stimulation                     24.0         20.1         19%             68.9         59.2        16%
   Vascular (DVT)                   6.6          6.0         10%             18.3         16.5        11%
                                ----------  ----------  -------------   ------------  ----------  -------------
Total Orthopedic                   45.5         39.4         15%            133.6        116.3        15%
                                                                             17.4         15.4        13%
Non-Orthopedic                      5.8          5.1         14%
                                ----------  ----------  -------------   ------------  ----------  -------------

Total                            $ 51.3       $ 44.5         15%          $ 151.0      $ 131.7        15%
                                ==========  ==========  =============   ============  ==========  =============




Charlie Federico, President and Chief Executive Officer, stated, "We continued to experience strong growth in our core businesses of orthopedic devices and stimulation, which grew 12% and 19%, respectively, in the third quarter over the same period of the prior year and which, year-to-date, have grown 14% and 16%, respectively, compared with the same period of the prior year."

"Our vascular business continued to maintain its double digit year-to-date growth rate over the same period of the prior year. Our Americas business continued its healthy growth, with sales totaling $35.7 million, or 70% of total sales, for the third quarter, an increase of 14% over the same period of the prior year. International sales, including the positive effect of foreign currency, increased 17% for the third quarter and 24% year-to-date over the same periods in 2002," said Federico.

"Gross profit margin for the third quarter increased to 76%, compared with 75% for the same period of the prior year. This increase was attributable to a favorable mix of higher margin stimulation sales during the quarter, partially offset by a negative foreign currency impact that, in effect, increased the production costs of external fixation and vascular products. Year-to-date, the gross profit margin remained constant at 75% compared with the same period of the prior year," Federico added.

"Operating income as a percentage of sales was 17% and 19% for the third quarter and year-to-date, respectively, and included $2.6 million and $4.7 million, respectively, of litigation and settlement costs. With regard to our ongoing patent litigation against Kinetic Concepts Inc, as predicted in the second quarter, costs incurred are now running at a lower level, and most of the pre-trial activity should be concluded by mid-November. Further, in order to avoid protracted litigation, we settled the two-year investigation by the Office of Inspector General regarding coverage issues by federal payers with an after-tax payment to CHAMPUS/TriCare of $1.1 million, thus eliminating the need for legal costs associated with litigation, and placing this government inquiry into our billings to federal programs firmly in the past. In settling this matter, Orthofix admitted no wrongdoing and affirmatively asserted that the Company and its counsel believed the government's interpretation of the TriCare regulation to be incorrect. We remain confident that the course of action we have taken is in the best interests of our shareholders," said Federico.

"Our balance sheet remains healthy, with cash balances as of September 30, 2003, totaling $45.7 million, and working capital items of days sales in receivables
(DSO) and inventory turns having improved modestly since the end of 2002," Federico said.

Orthofix International N.V. is an international corporation that develops, produces and markets innovative products in the medical device sector. Its products include Spinal-Stim(R) Lite for the enhanced healing of spinal fusions, the Orthotrac Pneumatic Vest(R) for chronic low back pain, the EZBrace LSO(R) for spine stabilization, the Physio-Stim(R) Lite for the healing of un-united fractures, the OSCAR(R) ultrasonic bone cement removal system for hip-revision procedures, the A-V Impulse System(R) for enhancing venous circulation, the Orthofix(R) external fixation range for fractures and limb reconstruction, and the Orthofix ISKD(R) internal lengthener.

For more information, please visit our corporate website at http://www.orthofix.com.

Certain of the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including, without limitation, the acceptance of new products in the market and the impact of competitive products and other risks and uncertainties. These are detailed from time to time in the Company's SEC filings (including its Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q) and the Company's quarterly press releases.

This news release, together with any information that would be required under Regulation G, will be available in the "Press Release" section of the Company's website specified above.

-                                 -  Financial tables follow -

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, U.S. Dollars, in thousands, except per share and share data)


                                                        For the three months              For the nine months
                                                    ----------------------------     ------------------------------
                                                         ended September 30,              ended September 30,
                                                    ----------------------------     ------------------------------
                                                        2003            2002             2003             2002
                                                    -----------     ------------     -----------      -------------


Net sales                                          $    51,253     $    44,542      $   150,999      $   131,718
Cost of sales                                           12,482          10,977           38,077           32,728
                                                    -----------     ------------     -----------      -------------
   Gross profit                                         38,771          33,565          112,922           98,990
                                                    -----------     ------------     -----------      -------------


Operating expenses
   Sales and marketing                                  20,321          16,582           57,428           47,334
   General and administrative                            5,039           4,551           15,139           13,337
   Research and development                              1,721           1,749            5,979            5,851
   Amortization                                            259             178              656              490
   Litigation and settlement costs                       2,605              --            4,731               --
                                                    -----------     ------------     -----------      -------------
                                                        29,945          23,060           83,933           67,012
                                                    -----------     ------------     -----------      -------------

   Operating income                                      8,826          10,505           28,989           31,978

Other income/(loss)                                       (470)           (871)            (772)          (1,807)
                                                    -----------     ------------     -----------      -------------
   Income before income tax                              8,356           9,634           28,217           30,171
     and minority interests
Income tax expense                                      (2,914)         (3,260)         (10,328)          (9,571)
                                                    -----------     ------------     -----------      -------------
Net income before minority interests                     5,442           6,374           17,889           20,600
Minority interests                                          --            (400)              --           (1,261)
                                                    -----------     ------------     -----------      -------------
   Net income                                      $     5,442     $     5,974      $    17,889      $    19,339
                                                    -----------     ------------     -----------      -------------


   Net income per common share - diluted           $      0.37     $      0.41             1.22      $      1.30


Weighted average number of common
   shares outstanding-diluted                       14,882,747      14,717,983       14,720,139       14,915,615

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, U.S. Dollars, in thousands)


                                                                                    As of              As of
                                                                               -----------------  -----------------
                                                                                 September 30,      December 31,
                                                                               -----------------  -----------------
                                                                                     2003               2002
                                                                               -----------------  -----------------


Assets
Current assets:
   Cash and cash equivalents                                                  $        45,729    $        48,813
   Trade accounts receivable                                                           58,702             54,654
   Inventory                                                                           23,908             23,471
   Deferred income taxes                                                                3,271              3,271
   Prepaid expenses and other                                                           4,517              6,789
                                                                               -----------------  -----------------
      Total current assets                                                            136,127            136,998

Securities and other investments                                                        6,316              4,753
Property, plant and equipment, net                                                     13,170             13,841
Intangible assets, net                                                                 78,157             62,995
Other long-term assets                                                                  1,462              2,187
                                                                               -----------------  -----------------
      Total assets                                                            $       235,232    $       220,774
                                                                               =================  =================

Liabilities and shareholders' equity
Current liabilities:
   Bank borrowings                                                            $         3,373    $         6,977
   Current portion of long-term debt                                                      119                399
   Trade accounts payable                                                               8,447              9,637
   Other current liabilities                                                           18,695             20,113
                                                                               -----------------  -----------------
      Total current liabilities                                                        30,634             37,126

Long-term debt                                                                            104                 44
Deferred income taxes                                                                   1,817              2,202
Deferred income                                                                         2,500              2,500
Other long-term liabilities                                                                45                 58
Deferred compensation                                                                   1,020                893
                                                                               -----------------  -----------------
      Total liabilities                                                                36,120             42,823
                                                                               -----------------  -----------------

Minority interests                                                                          -              9,867

Shareholders' equity
   Common shares                                                                        1,424              1,384
   Additional paid-in capital                                                          52,442             50,884
   Less: Treasury shares, at cost                                                           -             (5,281)
                                                                               -----------------  -----------------
                                                                                       53,866             46,987
   Retained earnings                                                                  141,083            123,194
   Accumulated other comprehensive income                                               4,163             (2,097)
                                                                               -----------------  -----------------
      Total shareholders' equity                                                      199,112            168,084
                                                                               -----------------  -----------------

      Total liabilities, minority interests and shareholders' equity          $       235,232    $       220,774
                                                                               =================  =================

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, U.S. Dollars, in thousands)


                                                                              For the nine months ended September 30,
                                                                               ------------------------------------
                                                                                     2003               2002
                                                                               -----------------  -----------------



Net cash provided by operating activities                                     $        20,897    $        19,314
                                                                               -----------------  -----------------

Cash flows from investing activities
   Investment in subsidiaries and affiliates                                          (23,678)            (7,254)
   Capital expenditure                                                                 (3,608)            (5,680)
   Other                                                                                  354                  -
                                                                               -----------------  -----------------
      Net cash used in investing activities                                           (26,932)           (12,934)
                                                                               -----------------  -----------------

Cash flows from financing activities:
   Net (repayment) proceeds of loans and borrowings                                    (4,303)               611
   Proceeds from issuance of common stock                                              10,863             14,333
   Acquisition of treasury shares                                                      (4,372)           (16,600)
                                                                               -----------------  -----------------
      Net cash provided (used) in financing activities                                  2,188             (1,656)
                                                                               -----------------  -----------------

Effect of exchange rate changes on cash and cash equivalents                              763              1,456
                                                                               -----------------  -----------------
Net (decrease) increase in cash and cash equivalents                                   (3,084)             6,180
Cash and cash equivalents at the beginning of the period                               48,813             34,273
                                                                               -----------------  -----------------
Cash and cash equivalents at the end of the period                            $        45,729    $        40,453
                                                                               -----------------  -----------------